UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On May 26, 2016 (the “Effective Date”), Eastman Kodak Company (the “Company”) and certain of its domestic subsidiaries (the “Subsidiary Guarantors”) entered into an Amended and Restated Credit Agreement, dated as of May 26, 2016 (the “Amended Credit Agreement”), with the lenders party thereto (the “Lenders”), Bank of America, N.A., as administrative and collateral agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, which amended, without novation, the existing Credit Agreement, dated as of September 3, 2013 (as amended, modified and otherwise supplemented from time to time prior to May 26, 2016, the “Existing Credit Agreement”), among the Company and the Subsidiary Guarantors, the lenders party thereto and Bank of America N.A., as administrative agent and collateral agent, Barclays Bank PLC, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Inc., Barclays Bank PLC and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunners. Additionally, the Company entered into amendments to other related Loan Documents (as defined in the Amended Credit Agreement).

          The Company entered into the Amended Credit Agreement in order to extend the maturity date to 2021, decrease the aggregate amount of commitments from $200,000,000 to $150,000,000, which is more reflective of the Company’s size and operational needs, lower reserve requirements, reduce interest costs and make certain other changes to improve flexibility. Pursuant to the terms of the Amended Credit Agreement, the Lenders will make available revolving loans (the “Loans”) and letters of credit (the “Letters of Credit”) in an aggregate amount of up to $150,000,000, subject to the Borrowing Base (as defined in the Amended Credit Agreement).

          The Loans bear interest at the rate of LIBOR plus 2.25%-2.75% per annum or Base Rate (as defined in the Amended Credit Agreement) plus 1.25%-1.75% per annum, based on Excess Availability (as defined in the Amended Credit Agreement). The Company will pay an unused line fee of 37.5-50 basis points per annum, depending on whether the unused portion of the maximum amount available is less than or equal to 50% or greater than 50%, respectively.  The Company will pay a letter of credit fee of 2.125%-2.625% per annum, based on Excess Availability, on issued and outstanding Letters of Credit, in addition to a fronting fee of 25 basis points on such Letters of Credit.  Each existing (and any future) direct or indirect U.S. subsidiary of the Company (other than immaterial subsidiaries, unrestricted subsidiaries and certain other subsidiaries) has reaffirmed its unconditional guarantee of the obligations of the Company under the Amended Credit Agreement. Obligations under the Amended Credit Agreement are secured by: (i) a first priority lien on cash, accounts receivable, inventory, machinery and equipment (the “ABL Priority Collateral”) and (ii) a third priority lien on all assets of the Company and the Subsidiary Guarantors, other than the ABL Priority Collateral, including respectively, on 100% of the stock of material U.S. subsidiaries and 65% of the stock of material foreign subsidiaries.

          The Amended Credit Agreement limits, among other things, the Company’s and the Subsidiary Guarantors’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) make restricted payments and (v) make investments. In addition to other customary affirmative covenants, the Amended Credit Agreement provides for a periodic delivery by the Company of its various financial statements as set forth in the Amended Credit Agreement. Under the Amended Credit Agreement, if Excess Availability is less than 12.5% of the maximum amount of the Loans available under the Amended Credit Agreement, the Company would be required to maintain a minimum quarterly Fixed Charge Coverage Ratio (as defined therein).

          The Amended Credit Agreement extends the term of the revolving facility until the earlier of May 26, 2021 or the date that is 90 days prior to the earliest scheduled maturity date of any of the Company’s outstanding term loans or refinancings thereof, which earliest maturity date is currently September 3, 2019.  Events of default under the Amended Credit Agreement include, among others, failure to pay any loan, interest or other amounts when due, the occurrence of breach of covenants and a change of control of the Company. Upon an event of default, the applicable lenders may declare the outstanding obligations under the Amended Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for in the Amended Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The disclosures of the material terms and conditions of the Amended Credit Agreement contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

          The 2016 Annual Meeting of Shareholders of the Company was held on Tuesday, May 24, 2016 at the Sheraton Atlanta Hotel, 165 Courtland Street NE, Atlanta, GA 30303.  The Company filed its definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 11, 2016.  As of March 30, 2016, the record date for the Annual Meeting, there were 42,100,993 shares of common stock issued and outstanding.  A quorum of 39,459,291 shares of common stock was present or represented at the Annual Meeting.

          The matters submitted to a vote of security holders at the Annual Meeting of the Company were as follows:

1.
Shareholders elected each of the Company’s nine nominees for director to serve a term of one year to expire at the 2017 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark S. Burgess	35,390,180	25,205	1,707	4,042,199
Jeffrey J. Clarke	35,345,998	69,499	1,595	4,042,199
James V. Continenza	35,381,071	34,224	1,797	4,042,199
Matthew A. Doheny	35,390,251	25,234	1,607	4,042,199
John A. Janitz	35,389,109	25,900	2,083	4,042,199
George Karfunkel	35,389,701	25,266	2,125	4,042,199
Jason New	35,306,243	109,192	1,657	4,042,199
William G. Parrett	35,388,813	26,298	1,981	4,042,199
Derek Smith	35,389,532	25,903	1,657	4,042,199

2.	Shareholders approved, through an advisory vote, the compensation of the Company’s Named Executive Officers (as set forth in the Definitive Proxy Statement), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,325,338	73,160	18,594	4,042,199

3.
Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions
39,418,386	36,030	4,875

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Sharon E. Underberg
Sharon E. Underberg
General Counsel, Secretary and
Senior Vice President

Date: May 26, 2016